UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Fifth Street Senior Floating Rate Corp.

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Delivering Long-Term Value to Stockholders March 18, 2016 Fifth Street Senior Floating Rate Corp.NASDAQ:FSFR

Certain of the statements in this presentation, and certain oral statements made by our representatives from time to time, may constitute forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include statements as to the future operating results, dividends and business prospects of Fifth Street Senior Floating Rate Corp. (“Fifth Street Senior Floating Rate Corp.,” “FSFR” or the “Company”). Words such as “anticipates,” “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “projects” and “intends” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason. Such factors are identified from time to time in Fifth Street Senior Floating Rate Corp.’s filings with the Securities and Exchange Commission and include changes in the economy and the financial markets and future changes in laws or regulations and conditions in the Company’s operating areas. Fifth Street Senior Floating Rate Corp. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation is neither an offer to sell nor a solicitation of an offer to purchase securities of Fifth Street Senior Floating Rate Corp. Such an offer or solicitation can only be made by way of a Company prospectus and otherwise in accordance with applicable securities laws. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investmentrecommendations. These materials do not purport to be complete and are qualified in their entirety by reference to the more detailed disclosures contained in theCompany’s filings with the Securities and Exchange Commission. This presentation may contain statistics and other data obtained or compiled from information made available by third parties.We have neither sought nor obtained permission from such third parties to disclose any such information. We also have not independently verified such statistics or data.No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained herein. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction or projection of future results, andthere can be no assurance that the Company will achieve similar results in the future. Legend

3 Agenda I.Executive Summary II.FSFR: Positioned to Drive Stockholder Value III.FSFR Has Rigorous Processes in Place to Protect Stockholder Value IV.Benefits of FSFR’s Agreement with FSAM V.Ironsides Proposals and Nominees Do Not Serve Stockholder Interests VI.Conclusion

4 •FSFR is committed to driving strong returns to stockholders: –Among lowest fee structures in the industry –Largest senior floating rate BDC (by assets), with scale to succeed –Well positioned for rising interest rates •Fifth Street Asset Management (“FSAM”) has positioned FSFR for success: –Minimal energy exposure (only 0.7% of total investments representing just one portfolio company)1 –Strong and diversified portfolio comprised of upper middle market credits -8.0% weighted average annual yield on debt investments with 99% of interest income comprised of cash pay interest1 –Established the FSFR Glick JV, which continues to be accretive to FSFR stockholders –Low cost and diversified capital structure allows FSFR to operate within its targeted leverage range of 0.8x to 0.9x debt-to-equity •FSFR has an experienced and engaged Board of Directors that provides rigorous review and oversight –Specific knowledge of the BDC landscape and intimately familiar with FSFR’s operations and business model –Reset the dividend at a level that FSFR should meet or exceed on a quarterly basis to provide operating flexibility and stability to net asset value (“NAV”) –Robust annual review of investment advisory agreement •FSAM is the right manager for FSFR: –Large, well established credit focused platform –Among a small number of direct originators focused on the middle market –Ground-up understanding of FSFR’s business operations and portfolio –Access to unique proprietary origination platform 1 As of December 31, 2015. FSFR Board is Committed to Advancing the Interests of ALL Stockholders FSFR’s Board Strongly Urges Stockholders to Vote the WHITE Proxy Card: FOR the Election of the FSFR Director Nominees in Proposal 1, FOR Proposal 2 and AGAINST Proposals 3 and 4

5 Agenda I.Executive Summary II.FSFR: Positioned to Drive Stockholder Value III.FSFR Has Rigorous Processes in Place to Protect Stockholder Value IV.Benefits of FSFR’s Agreement with FSAM V.Ironsides Proposals and Nominees Do Not Serve Stockholder Interests VI.Conclusion

Protect Your Investment – Vote the WHITE Proxy Card

FSFR is a permanent capital vehicle that provides floating rate, senior secured loans to sponsor-backed middle market companies

Built a High Quality Diversified Portfolio	• Raised $100 million of equity in July 2013 through an IPO • Completed $294 million follow-on stockholder approved equity offering in August 2014 – fully deployed proceeds • Invested in floating rate senior secured loans to 68 companies with a 8.0% weighted average annual yield on debt investments[1] • Glick JV had $199 million in assets including senior secured loans to 29 portfolio companies[1]
Long-Term Debt Facilities with Favorable Terms	• Strong balance sheet with diversified funding sources - $309 million debt securitization comprised of $223 million in senior secured notes and $86 million of unsecured subordinated notes, maturing May 2025 - $175 million senior secured revolving credit facility with Citibank, maturing January 2020 - $25 million senior secured revolving credit facility with East West Bank, maturing January 2021
Advantage of Fifth Street's Platform	• Earns premium yields through proprietary origination and structuring of debt investments • Intense focus on managing credit risk with institutional infrastructure and systems in place • SEC co-investment approval provides an effective way to deploy capital, enhance portfolio diversity and commit to larger hold sizes when underwriting transactions
Transparency & Alignment of Interests	• Covered by 5 equity analysts • Discloses leverage ratio for each loan ranking category, non-performing assets (if any) and other metrics • In September 2014, increased size of Board of Directors to 7, which includes 4 independent directors • Senior management of FSAM and FSFR Board own approximately **11.5%** (or about 3.4 million shares) of FSFR common stock[2]
Benefits from Strong Dividends	• Dividend yield of 12.0%[3]; monthly dividends declared from March through May - $0.075 payable March 31, 2016 - $0.075 payable April 29, 2016 - $0.075 payable May 31, 2016

[1] As of December 31, 2015; [2] Insider ownership share amounts reported as of March 2, 2016; [3] FSFR dividend yield as of February 8, 2016 is calculated based on annualizing the $0.075 per share monthly dividend declared by FSFR's Board of Directors through May 2016.

6

FIFTHSTREET

Comprehensive Investment Process to Manage Credit Risk

Origination	Underwriting	Portfolio Management	Legal Documentation & Closing
• Fifth Street's national platform manages hundreds of relationships with sponsors • Deep relationships with investment banks and loan desks create potential for strong allocations of syndicated transactions • Deals are screened based on company, industry, capital structure and transaction considerations	• Rigorous underwriting process that includes one-on-one meetings with management, review of third party reports, utilization of industry consultants and deep-dive financial analysis • Sponsor and portfolio company network heavily utilized to form real-time industry views • Investment Team summarizes findings and presents recommendations to Credit Committee	• Customized portfolio management system with proprietary metrics monitors ongoing performance • Proactively manages the portfolio with an active watch list • Considers asset and industry concentrations in the context of potential macroeconomic, cyclical, technological and regulatory headwinds • Evaluates pricing and risk alongside ability to obtain optimal leverage through credit lines	• Investment Team works alongside external counsel to negotiate credit and intercreditor agreements • Emphasis is placed on financial covenants and limiting actions that may be adverse to lenders • Fifth Street views strong legal documentation as a key risk mitigant

Team

• Sponsor Coverage (5) • Led by Sunny Khorana	• Underwriting / Middle Market Lending (~20) • Led by Kyde Sharp	• Portfolio Management and Dedicated Workout Group (4) • Led by Brian Finkelstein	• Handled by outside counsel, by firms such as Proskauer Rose LLP, Dechert LLP, and Rutan & Tucker

Overwhelming majority of FSFR's investments are directly originated through Fifth Street's deep and longstanding relationships with private equity sponsors

7

FIFTHSTREET

FSFR Maintains a Strong and Diversified PortfolioAt Fair Value as of December 31, 2015 8 Portfolio Overview 68Portfolio Company Investments $63.4 Million Average Portfolio CompanyEBITDA 8.0% Weighted Average Yield On Debt Investments 1.2% ofInvestment Income is Net PIK Income1 30% Information Technology 17% Consumer Discretionary 14% Healthcare 12% Financials 10% Commercial & Professional Services 6% TelecommunicationServices 6% Consumer Staples 4% Industrials 1% Materials < 1% Energy PORTFOLIO MIX 1 For the quarter ended December 31, 2015. Net PIK income is defined as PIK interest income recognized net of PIK collected in cash. FSAM proactively limited FSFR’s exposure to the volatile energy market –with year-end 2015 exposure as one of the lowest among peers

FSFR's Ability to Lend to Larger Borrowers at the Top of the Capital Structure Reduces Credit Risk

FSFR targets senior secured investments with more established middle market companies

- FSFR's borrowers generally include larger middle market firms, contributing to FSFR's relatively lower overall risk profile
- 90.7% of FSFR's portfolio at fair value consists of senior secured floating rate debt investments
- 9.1% of FSFR's portfolio consists of investments in subordinated notes and equity interests in the FSFR Glick JV

Portfolio Company EBITDA Continuum



FSFR Focus
Lower- to Mid-Middle Market
Middle Market
Broadly Syndicated Loan Market
$10MM–$20MM EBITDA
~$60MM+ Avg. EBITDA
~$200MM Tranche Size
$100MM–$1B+ EBITDA

Capital Structure Focus



CAPITAL STRUCTURE FOCUS
SENIOR LOANS OR UNITRANCHE
JUNIOR DEBT
EQUITY
LOWER
RISK
HIGHER
FSFR
Fifth Street Senior Floating Rate Corp.
25
50
75
100
PORTFOLIO COMPANY EBITDA ($ MILLIONS)

9

FIFTHSTREET

FSFR Is Well-Positioned to Deliver Greater Stockholder Value as Interest Rates Rise 1As of December 31, 2015; 2 Net spread income calculated as the difference between the change in interest income 10 and interest expense. FSFR’s Estimated Annual Change in Net Investment Income (“NII”) Per Share from Interest Rate Changes1,2 •Current interest rates are at historic lows on an absolute basis •Forward yield curves indicate interest rates are expected to rise meaningfully in the future •Floating rate investments stand to benefit from a rising interest rate environment through attractive yields on both a relative and absolute basis •Positively levered to rising rates since overall debt is limited as a BDC FSFR’s debt portfolio is 100% invested in floating rate securities, which should benefit from the effects of inflation and rising interest rates -$0.03 +$0.07 +$0.17 +$0.27 +$0.37 100 bps 200 bps 300 bps 400 bps 500 bps Basis Point Increase in Base Rate Assumes base NII of $0.241

FSFR Glick JV Drives Enhanced Returns for FSFR Stockholders

- Strategic partnership with GF Funding was driven by FSAM's decade long relationship and previous partnerships with the Glick Family
- FSFR and GF Funding formed a joint venture (FSFR Glick JV) to invest primarily in middle market senior secured floating rate debt securities with a $100MM equity commitment ($87.5MM from FSFR and $12.5MM from GF Funding)
  - Financing provided through a $200MM Credit Suisse AG, Cayman Islands Branch revolving credit facility
  - FSFR Glick JV allows FSFR to utilize 3rd party leverage on a high quality pool of loans not consolidated for its regulatory leverage test
- FSFR Glick JV invested $183MM of its anticipated investment capacity of ~$300MM as of December 31, 2015
  - Assets in the JV include senior secured loans to 29 portfolio companies, which represented a 10.5% weighted average annualized return on investment for the most recent quarter

FSFR Glick JV Structure



3rd Party Financing ($200MM)
2.0x Debt / Equity
Equity Commitment ($100MM)
FSFR $87.5MM (87.5%)
Glick Family $12.5MM (12.5%)
$300MM Portfolio of Senior Secured Loans

Selected Financial Information ($ millions, MRQ)[1]

Investment Income	$3.7
Third Party Interest and Operating Expense	$1.2
Net Investment Income to FSFR and Glick[2]	$2.5

Represents more than a 10% yield on investment, hence accretive to stockholders

FSFR receives 87.5% of the economic interest in FSFR Glick JV

FSFR Glick JV generates an attractive return on FSFR's investment, is accretive to earnings and expands FSFR's investment capacity to originate and underwrite middle market loans

11 Note: Numbers may not sum due to rounding. [1] For the quarter ended December 31, 2015; [2] Includes interest on subordinated notes.

FIFTHSTREET

12 Agenda I.Executive Summary II.FSFR: Positioned to Drive Stockholder Value III.FSFR Has Rigorous Processes in Place to Protect Stockholder Value IV.Benefits of FSFR’s Agreement with FSAM V.Ironsides Proposals and Nominees Do Not Serve Stockholder Interests VI.Conclusion

August 2014 Equity Offering: Essential to Fuel FSFR¡¦s Growth and Scale Source: Bloomberg, US Generic Govt 10 Year Yield 13 and ICE LIBOR USD 3 Month. ¡EOn July 10, 2014, FSFR¡¦s stockholders voted overwhelminglyto authorize the Company to issue stock below net asset value (¡§NAV¡¨) ¡VVotes Including Affiliated Persons¡V85.1% voted in favor of allowing the Company to issue stock below NAV ¡VVotes Excluding Affiliated Persons¡V77.6% voted in favor of allowing the Company to issue stock below NAV ¡EThe rationale FSFR provided to stockholders for such offering has been executed on since the August 2014 equity raise, including: ƒÀGreater investment opportunities due to larger capital resources ¡Vdriving higher ROE for FSFR stockholders ƒÀReduced expenses per share ƒÀAbility to access additional / attractive forms of leverage ƒÀCapitalizing on attractive investment opportunities ¡Vincluding FSFR¡¦s investment in the FSFR Glick JV Drove A Higher Return on Equity for Stockholders FSFR¡¦s Return on Equity (NII / Average Net Assets) 3.0% 5.7% 5.0% 3.9% 8.1% 6.8% 7.8% 8.2% 8.1% 3.02% 2.72% 2.53% 2.49% 2.17% 1.92% 2.35% 2.04% 2.27% 0.25% 0.23% 0.23% 0.24% 0.26% 0.27% 0.28% 0.33% 0.61% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Dec 13 Mar 14 Jun 14 Sep 14 Dec 14 Mar 15 Jun 15 Sep 15 Dec 15 Return On Equity (NII / Avg. Net Assets) 10-Year Treasury 3-Month LIBOR

August 2014 Equity Offering: Essential to Fuel FSFR’s Growth and Scale (cont’d) 1 G&A is measured on a quarterly basis and includes professional fees, board fees, administrative fees and general 14 & administrative expenses. Reduced Expenses Per Share $141,039 $192,461 $208,663 $412,505 $635,878 $673,941 $749,849 $697,710 $644,481 0.35% 0.30% 0.30% 0.19% 0.16% 0.12% 0.11% 0.13% 0.19% $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 0.00% 0.10% 0.20% 0.30% 0.40% Dec 13 Mar 14 Jun 14 Sep 14 Dec 14 Mar 15 Jun 15 Sep 15 Dec 15 Total Assets G&A / Average Assets FSFR’s Annual General & Administrative Expense (in $ thousands)1 FSFR Increased Portfolio Yield by Capitalizing on Attractive Investment Opportunities Weighted Average Portfolio Yield and Fair Value of Investments (in $ thousands) $135,371 $179,753 $191,524 $300,001 $595,854 $583,559 $627,585 $623,647 $603,956 6.6% 6.7% 6.7% 6.7% 7.1% 7.4% 7.6% 8.1% 8.0% $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Dec 13 Mar 14 Jun 14 Sep 14 Dec 14 Mar 15 Jun 15 Sep 15 Dec 15 Fair Value of Investments Weighted Average Portfolio Yield

Annual Review of FSFR / FSM Investment Advisory Agreement ("IAA") Protects Stockholder Interests

In accordance with the 1940 Act, FSFR stockholders benefit from a robust annual review of the IAA with Fifth Street Management LLC ("FSM"), in which the FSFR Board considers whether the terms of the IAA are fair and reasonable in relation to the services rendered

- Most recent review by the Board of the IAA was in the third calendar quarter of 2015

During its latest review, the Board carefully evaluated the following factors, and **unanimously recommended approving the IAA between FSFR and FSM**

- ✓ Nature, extent and quality of services to be performed by FSM
- ✓ Investment performance of FSFR and other investment portfolios managed by portfolio managers (with similar strategies to FSFR)
- ✓ Anticipated costs of providing services to FSFR
- ✓ Comparative information on fees and expenses borne by other similar BDCs
- ✓ Comparative BDC performance and other competitive factors
- ✓ Extent to which economies of scale have been realized as FSFR has grown
- ✓ Whether proposed fee levels reflect these economies of scale for the benefit of FSFR's investors

During its review the Board evaluated 18 other externally managed BDCs determined to be comparable to FSFR, based on a number of factors including investment objectives and size / scale[1]

- PFLT (Pennant Park Floating Rate Capital Ltd.)*
- ACSF (American Capital Senior Floating Ltd.)*
- SUNS (Solar Senior Capital Ltd.)*
- GAIN (Gladstone Investment Corporation)
- HRZN (Horizon Technology Finance Corporation)
- TICC (TICC Capital Corp.)
- WHF (WhiteHorse Finance, Inc.)
- ABDC (Alcentra Capital Corporation)
- CPTA (Capitala Finance Corp.)
- CMFN (CM Finance Inc.)
- FDUS (Fidus Investment Corporation)
- GARS (Garrison Capital Inc.)
- GLAD (Gladstone Capital Corporation)
- MRCC (Monroe Capital Corporation)
- OFS (OFS Capital Corporation)
- SCM (Stellus Capital Investment Corp.)
- TPVG (TriplePoint Venture Growth BDC Corp.)
- TCRD (THL Credit, Inc.)

[1] To provide a larger controlled sample size for comparison, the Board compared FSFR to publicly traded floating rate BDCs and externally-managed BDCs with market capitalization between $100 million and $400 million.
Note: * denotes floating rate peers.

15

FIFTHSTREET

Regular Review of FSFR Board Composition Protects Stockholder Interests 16 The Nominating and Corporate Governance Committee regularly evaluates the composition of FSFR’s Board of Directors to ensure that itsdirectors, as a group, possess the necessary array of experience, knowledge and abilities to benefit the Company and all of its stockholders •FSFR’s Board of Directors is highly engaged, experienced and its interests are aligned with those of its stockholders •The seven directors on FSFR’s Board of Directorsare talented, experienced professionals, each of whom brings an array of experience (financial, accounting, marketing, consulting, legal) and expertise vital to the Company’s success In evaluatingdirector nominees, the Nominating and Corporate Governance Committee considers the following factors: •Appropriatesize and composition of the Board •Particular talents and experience of its directors in relation to the Company’s needs •Knowledge,skills and experience of nominees in light of business conditions and experience possessed by other members of the Board •Capacityand desire to serve as a member of the Board and to represent the balanced, best interests of all stockholders •Experiencewith accounting rules and practices •Desireto balance the benefits of continuity with periodic additions of a fresh perspective provided by new Board members The FSFR Board has the diversity, experience and qualifications necessary to continue to provide effective and independent oversight and direction

FSFR's Board is Highly Engaged, Experienced and Aligned with Stockholders

Independent Directors

Brian S. Dunn (Board Nominee)

- Chairman of Compensation and Nominating Committees, member of Audit Committee
- 19+ years of marketing and entrepreneurial experience related to founding and turning around direct marketing divisions
- Brings a specific understanding of the Company, its operations and regulatory issues facing BDCs

Richard P. Dutkiewicz, CPA

- Chairman of Audit Committee, member of Compensation Committee
- 30+ years of finance and accounting experience both as an independent financial / operational advisor and as Chief Financial Officer of several public companies
- Brings prior investment experience managing public companies along with specific business expertise, finance and audit skills

Jeffrey R. Kay

- Member of the Audit, Compensation and Nominating Committees
- 20+ years of marketing and entrepreneurial experience, founding and operating two businesses providing marketing and consulting services
- Brings business, entrepreneurial and marketing experience, which allows him to provide insight to FSFR's investor relations efforts

Douglas F. Ray

- Member of the Audit and Nominating Committees
- 20+ years of investment, real estate and wealth management experience and currently serves as President and CEO of Seavest Investment Group
- Brings extensive financial and risk assessment abilities through his experience as an officer and director of several companies

Inside Directors

Ivelin M. Dimitrov, CFA (Board Nominee)
Chief Executive Officer

- 12+ years experience focusing on credit underwriting and origination
- Responsible for overall management of FSFR
- Leads FSAM's Credit Committee, overseeing investment processes including origination, credit underwriting, risk analysis and investment approvals

Bernard D. Berman
Chairman of the Board

- 19+ years experience focusing on corporate and investment transactions
- Formerly practiced as a corporate attorney where he negotiated and structured a variety of investment transactions

Todd G. Owens
President

- 24+ years experience across a broad range of financial services sectors
- Formerly Managing Director and Partner at Goldman, Sachs & Co., where he served in a variety of positions including head of the West Coast Financial Institutions Group and Specialty Finance Group

17

FIFTHSTREET

18 Agenda I.Executive Summary II.FSFR: Positioned to Drive Stockholder Value III.FSFR Has Rigorous Processes in Place to Protect Stockholder Value IV.Benefits of FSFR’s Agreement with FSAM V.Ironsides Proposals and Nominees Do Not Serve Stockholder Interests VI.Conclusion

IAA with FSM Benefits FSFR and its Stockholders 19 FSAM, through FSM, is a leading middle market credit focused asset manager with proprietary origination capabilities, strong underwriting and portfolio management expertise 1 Peer group includes PFLT (PennantPark Floating Rate Capital Ltd.), SUNS (Solar Senior Capital Ltd.) and ACSF (American Capital Senior Floating, Ltd.); 2 For the quarter ended December 31, 2015; 3See peer group compilation on page 15. FSFR Portfolio as Constructed by FSAM FSAM Platform •Invested over $7 billion through FSM’s 17-year history -Allows FSFR to be part of one of the largest direct origination platforms with access to FSM’s strong relationships •Maintains active involvement with the credits in FSFR’s portfolio including direct relationships with the private equity owners and management teams, and exercises FSFR’s rights to attend board meetings •Largest senior floating rate BDC by assets1 •Proactively limited FSFR’s exposure to volatile energy and CLO investments –both debt and equity (0.7% energy exposure and no CLO investments)2 •Exhibited solid credit performance since inception –generated realized gain of 0.1%, in line with the broader peer group median and above the peer group mean3 •Carefully ramped FSFR’s portfolio since September 2014 –8.0% weighed average annual yield on debt investments2(increased from 7.0% as of June 2014) •Established FSFR Glick JV, which continues to be accretive to FSFR stockholders and generated an attractive return on FSFR’s investment over the past two quarters

IAA with FSM Benefits FSFR and its Stockholders (cont’d) 20 1 Peer group includes PFLT (PennantParkFloating Rate Capital Ltd.), SUNS (Solar Senior Capital Ltd.) and ACSF (American Capital Senior Floating, Ltd.); 2 As of the LTM period ended September 30, 2015; 3Based on drawn facility amounts as of December 31, 2015; 3See peer group compilation on page 15. FSFR Benefits from One of the Lowest Fee Structures FSFR Operating Performance •Return on equity that is above the median for all senior floating rate BDC’s1,2 •Diversified and low-cost liability structure –weighted average interest rate of 2.4%3 •Operated within target leverage range (0.8x to 0.9x debt-to-equity) for the last three calendar quarters of 2015 •Covered dividend on a quarterly run rate basis for the last two consecutive quarters •One of the lowest fee structures in the industry with a 1% base management fee on gross assets (excluding cash) and a 50% catchup on the NII portion of incentive fee -Only one out of 18 peer companies pay a lower base management fee -Efficiency ratio of total non-interest expenses to total investment income of 37.6%, below the 39.9% median ratio for its peer group -Expense ratio of total non-interest expenses to average assets of only 2.5%, with only three of 18 peers reporting a lower ratio (median –3.4%)4 FSAM: The right investment adviser for FSFR

Powerful Origination Platform Provides Broad Opportunity Funnel

- The scale of the FSAM platform with its experienced investment and origination teams allow for strong asset selectivity given the large amount of opportunities considered for investment
- FSAM maintains an allocation policy for each of its funds, which requires that each asset is evaluated in the context of a particular fund
  - **For FSFR, assets are evaluated based on the vehicles' mandate and then carefully selected with the goal of optimizing the diversity of FSFR's portfolio in order to drive enhanced value for stockholders**


2013 Funnel
2014 Funnel
2015 Funnel
856
1,069
963
Deal Opportunities
731
909
841
Reviewed Early
170
224
152
Diligenced
51
42
24
Closed
Selectivity ratio of 6.0%
Selectivity ratio of 3.9%
Selectivity ratio of 2.5%

FSFR's agreement with FSAM allows FSFR to be part of a larger direct origination platform with access to FSAM's strong relationships with private equity sponsors

21 Note: Represents sales pipeline information for direct lending opportunities.

FIFTHSTREET

FSFR has Generated Strong Credit Performance Since Inception, Posting Cumulative Realized Gains 22 5.4% 2.2% 1.1% 1.0% 0.9% 0.5% 0.5% 0.2% 0.1% 0.1% 0.0% -0.1% -0.1% -1.1% -1.1% -1.1% -1.2% -4.4% -15.5% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% FDUS CPTA ABDC GAIN PFLT CMFN SCM MRCC FSFR ACSF OFS WHF TPVG SUNS TCRD TICC GARS HRZN GLAD Cumulative Realized Gains (Losses) vs. Originations Since FY20131 Median = 0.1% Mean = -0.7% FSFR’s strong credit portfolio is evidenced by realized gains relative to originations FSFR has Generated Strong Credit Performance Since Inception, Posting Cumulative Realized Gains 1 Cumulative since FY2013 through December 2015.

FSFR Maintains an Expense and Efficiency Ratio that Beats Its Peers 23 1 Annualized most recent quarter non-interest expense divided by average assets; 2Most recent quarter non-interest expense divided by most recent quarter total investment income (net of interest expense). 4.4% 4.2% 4.2% 4.1% 4.1% 3.9% 3.9% 3.6% 3.6% 3.4% 3.2% 2.8% 2.6% 2.6% 2.5% 2.5% 1.6% 1.3% 1.1% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% HRZN TCRD WHF MRCC CMFN SCM OFS FDUS CPTA TPVG GAIN TICC GARS ABDC GLAD FSFR SUNS ACSF PFLT Expense Ratio (Total Expenses / Average Assets)1 Efficiency Ratio (Total Expenses / Total Investment Income)2 Median = 3.4% 46.1% 44.2% 43.7% 43.0% 42.6% 42.3% 42.2% 42.2% 40.4% 39.9% 38.5% 37.6% 36.8% 29.8% 27.4% 27.4% 27.3% 20.5% 15.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% SCM OFS WHF CMFN TCRD CPTA MRCC HRZN GAIN TICC TPVG FSFR FDUS GLAD ABDC SUNS GARS ACSF PFLT Median = 39.9%

FSFR Has Paid Over Two-Thirds of NII to Stockholders 24 Source: Company filings. Note: Peers include those referenced on page 15. Net Investment Income to Stockholders vs. Fees to Manager, LTM Through FY2015 90% 81% 79% 76% 73% 72% 71% 69% 69% 67% 67% 66% 66% 66% 64% 63% 62% 62% 61% 61% 10% 19% 21% 24% 27% 28% 30% 31% 31% 33% 33% 34% 34% 34% 36% 37% 38% 38% 39% 39% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% ACSF SUNS PFLT ABDC GARS FSFR TPVG TICC GLAD CMFN TCRD MRCC GAIN FDUS OFS HRZN MVC SCM WHF CPTA NII to Shareholders Fees to Manager FSFR: Delivering Value to Stockholders

25 Agenda I.Executive Summary II.FSFR: Positioned to Drive Stockholder Value III.FSFR Has Rigorous Processes in Place to Protect Stockholder Value IV.Benefits of FSFR’s Agreement with FSAM V.Ironsides Proposals and Nominees Do Not Serve Stockholder Interests VI.Conclusion

Fifth Street Management's Platform Is Superior to Ironsides' Platform

	Fifth Street Management	Ironsides Partners
Date of Inception	1998	2007
Assets Under Management	$5.6Bn[1]	~$375MM[2]
Employees	~70	8
Investment Professionals	~30	3
Offices	3	1
Direct Origination Capabilities	✓	✗

Ironsides does not possess the scale, platform or capabilities necessary to effectively understand and evaluate how to operate and manage FSFR

[1] As of December 31, 2015; [2] As of March 2015 per industry sources.

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FIFTHSTREET

FACT vs. FICTION – The Truth Behind What Ironsides Would Have You Believe

Ironsides Claims:	The Truth is:
"FSFR has paid substantial incentive fees to its external advisor ***despite large capital losses*.**"	*FSFR has **realized cumulative gains** and **unrealized** cumulative losses.*
"There are a *multitude* of qualified managers and executives who could oversee the assets – it is a syndicated loan portfolio."	*It would be difficult for any new investment adviser to manage our portfolio; **FSM's unique platform provides proprietary origination capabilities, strong underwriting and portfolio management expertise. An overwhelming majority of FSFR's investments are directly originated through Fifth Street's deep and longstanding relationships with private equity sponsors.***
"In July 2014, FSFR solicited proxies for stockholder approval to issue shares below NAV providing a worst case scenario of 1.7 million shares of dilutive share issuance."	*FSFR provided stockholders with ample information in its May 23, 2014 proxy statement relating to the offering, which set forth various **hypothetical** situations, as well as **maximum NAV dilution**; additionally, FSFR filed a $700MM shelf, indicating the potentially large nature of the offering to investors.*
"Robert Knapp's experience on the board of MVC will make him *especially* valuable to the board of FSFR."	*Knapp's long tenure on MVC's board has resulted in MVC having a track record as one of the worst trading BDCs, **trading at a greater discount to NAV than FSFR and maintaining the worst efficiency ratio** among companies in FSFR's peer group, as well as ongoing and serious violations of SEC and NYSE rules resulting in lack of public disclosure of current company information and disenfranchising stockholders who haven't been able to vote at an annual meetings in over 22 months*

27 [1] As of December 31, 2015; [2] As of March 2015 per industry sources.

FIFTHSTREET

Ironsides lacks the breadth of experience to understand FSFR’s platform and its nominees bring no additional expertise or experience to the FSFR Board of Directors Potential Risks of Removing FSM: •Event of default under Citibank credit facility, with $109 million outstanding as of December 31, 2015 •Negative effect on 2015 debt securitization, with $182 million outstanding as of December 31, 2015 •Loss of administrative services and Fifth Street name •Disruption to day-to-day operations Significant Uncertainty for FSFR Stockholders: •Lack of specificity in Ironsides’ proposals –not clear who the new manager would be if FSM were terminated -Ironsides does not have a platform to support FSFR, manage the existing credits in FSFR’s portfolio or originate new credits -Ironsides’ proposed fee structure, a structure “condition[ed] [on] receipt of incentive fees [based] on positive stockholder returns,” to the Company’s knowledge, is unprecedented and entirely at odds with industry standard; there can be no assurance that any replacement manager will accept Ironsides’ proposed fee structure •Increased costs incurred by FSFR stockholders to identify a new manager with the necessary experience to manage FSFR’s assets and solicit votes for approval in a short time frame “Illusory” Ability to Merge with Another BDC: •Transaction would likely only benefit stockholders of the acquiring company and could harm FSFR stockholders for a number of reasons, including: -Permanent dilution to FSFR NAV if merged with another BDC at a premium to the current trading price but a discount to currentFSFR NAV -Increased base management fees borne by FSFR stockholders -Exposes stockholders to a different BDC’s credit book, which, unlike FSFR, would likely include increased volatile energy, CLO or PIK exposure Director Nominees Do Not Add Value: •Ironsides’ nominees bring little to the table besides the expectation that they will support Ironsides’ value-destroying agenda Voting for Ironsides’ Nominees and Supporting its Proposals Would be Highly Detrimental to FSFR 28 Mr. Knapp summed it up well in a recent interview: “I’m not saying we can run the Company better …”1 1 The Deal, Activist Checks into Fifth Street Senior clamoring for sale, Jennifer Tekreci (March 9, 2016).

Robert Knapp and Richard Cohen Do Not Provide Any Experience or Expertise That is Not Already Represented on FSFR's Board

Robert Knapp, Ironsides Board of Directors Nominee

- Extremely questionable track record during his 13-year leadership tenure on Board of MVC Capital Inc. ("MVC"), an externally managed BDC and FSFR competitor
- MVC has been plagued with issues including loss of capital, poor credit performance, high fees and depressed trading
  - MVC maintains the worst efficiency ratio among the companies in FSFR's peer group
  - MVC trades at a greater discount to NAV than FSFR
  - MVC has experienced worse credit performance and greater NAV declines than both FSFR and its peer group
  - MVC has had serious and ongoing reporting violations with both the SEC and NYSE – did not even hold its 2015 annual meeting or file its Form 10-K

Richard Cohen, Ironsides Board of Directors Nominee

- Stockholders of other companies have rejected Mr. Cohen three out of the four times he was nominated to a board and stockholder votes were held
  - Includes a board election last year where Ironsides nominated Mr. Cohen for election alongside Mr. Knapp and both were defeated
- His legal background is already well represented on the FSFR Board, as the Chairman, Bernard D. Berman, worked as a corporate attorney for many years and brings such perspective to the FSFR Board

FSFR stockholders deserve better than two board members who are out to further the interests of a short-term and inexperienced investor

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FIFTHSTREET

30 Agenda I.Executive Summary II.FSFR: Positioned to Drive Stockholder Value III.FSFR Has Rigorous Processes in Place to Protect Stockholder Value IV.Benefits of FSFR’s Agreement with FSAM V.Ironsides Proposals and Nominees Do Not Serve Stockholder Interests VI.Conclusion

FSFR Board is Committed to Advancing the Interests of ALL Stockholders 31 FSM is the Right External Manager Risks of Supporting Ironsides Strong Platform to Deliver Stockholder Value Steady Leadership in Volatile Markets •Diversified portfolio of floating rate, senior secured loans to sponsor-backed mid-size companies •Among the best in its peer group on management fees, expense ratio, efficiency ratio and manager fees vs. dividends to stockholders •Seven highly qualified, engaged directors with the diversity, experience and qualifications to continue to provide effective and independent oversight for the benefit of all FSFR stockholders •FSFR’s nominees, including FSFR’s CEO, are essential members of the Board with valuable perspectives, demonstrated track records of success and a committed mandate to enhancing value for all FSFR stockholders •Numerous potential negative effects of terminating the IAA with FSM •Ironsides’ nominees add little value to, and no expertise not already well represented on, FSFR’s Board •Strong 17-year track record of creating value, with over $7 billion invested •Allows FSFR to be part of a larger direct origination platform •FSM maintains active involvement with credits in FSFR’s portfolio •IAA with FSM is the result of robust annual FSFR Board review FSFR's Board Strongly Urges Stockholders to Vote the WHITE Proxy Card: FOR the Election of the FSFR Director Nominees in Proposal 1, FOR Proposal 2 and AGAINST Proposals 3 and 4